UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2005 (August 3, 2005)

FIRSTBANK FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in charter)

Georgia	000-51147	20-2198785
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

120 Keys Ferry Street, McDonough, Georgia	30253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (678) 583-2265

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)                                  Because of a serious illness, James Randall Dixon, President of Firstbank Financial Services, Inc. (the “Registrant”), has taken a temporary medical leave of absence.

(b)                                 Effective August 3, 2005, Thaddeus Williams, Executive Vice President and Senior Lending Officer of the First Bank of Henry County (the “Bank”), the Registrant’s bank subsidiary, was designated to perform the duties and exercise the powers of the President and Chief Executive Officer of the Registrant until the authority is revoked and terminated by the Registrant’s Board of Directors.  The Registrant’s Board of Directors presently contemplates revoking and terminating Mr. Williams’ authority to perform the duties and exercise the powers of President and Chief Executive Officer upon Mr. Dixon’s return from his temporary medical leave of absence.

Mr. Williams and his immediate family members have been customers of and have had banking transactions with the Bank.  They are expected to continue these relationships with the Bank in the future.  In management’s opinion, the loans obtained by Mr. Williams and his immediate family (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons and (c) did not involve more than a normal risk of uncollectibility or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTBANK FINANCIAL SERVICES, INC.

By:	/s/ Lisa J. Maxwell
Lisa J. Maxwell
Senior Vice President and Chief Financial Officer

Date: August 9, 2005